UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, WI	54220

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (920) 892-9340
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On June 28, 2010, the Credit Agreement, dated as of March 18, 2008, among Orion Energy Systems, Inc. (the “Company”), Great Lakes Energy Technologies, LLC (a wholly owned subsidiary of the Company) and Wells Fargo Bank, National Association (the “Former Agreement”), was terminated and replaced with the Credit Agreement described in Item 2.03 of this Current Report on Form 8-K. The Former Agreement provided the Company with a line of credit with an initial maximum aggregate amount of availability of $25.0 million, maturing on August 31, 2010. In connection with the termination of the Former Agreement, the Company repaid $4.2 million in outstanding borrowings under the Former Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 30, 2010, the Company entered into a new Credit Agreement (the “Credit Agreement”) by and among the Company, Orion Asset Management, LLC, Clean Energy Solutions, LLC and Great Lakes Energy Technologies, LLC (together, the “Loan Parties”) and JPMorgan Chase Bank, N.A. (“JPMorgan”). The Credit Agreement replaced the Former Agreement.
The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) that matures on June 30, 2012. Borrowings under the Credit Facility are limited to (i) $15.0 million or (ii) during periods in which the outstanding principal balance of outstanding loans under the Credit Facility is greater than $5.0 million, the lesser of (A) $15.0 million and (B) the sum of 75% of the outstanding principal balance of certain accounts receivable of the Loan Parties and 45% of certain inventory of the Loan Parties. The Company also may cause JPMorgan to issue letters of credit for the Company’s account in the aggregate principal amount of up to $2.0 million, with the dollar amount of each issued letter of credit counting against the overall limit on borrowings under the Credit Facility. There were no initial borrowings by the Company under the Credit Agreement.
The Credit Agreement is secured by a first lien security interest in the Company’s accounts receivable, inventory and general intangibles, and a second lien priority in the Company’s equipment and fixtures. All throughput agreements, virtual power plant agreements, power purchase agreements, leases, supply agreements and/or similar agreements relating to solar photovoltaic and wind turbine systems or facilities, as well as all accounts receivable and assets of the Company related to the foregoing, are excluded from these liens.
The Company must pay a fee of 0.25% on the average daily unused amount of the Credit Facility and a fee of 2.00% on the daily average face amount of undrawn issued letters of credit. The fee on unused amounts is waived if the Company or its affiliates maintain funds on deposit with JPMorgan or its affiliates above a specified amount.

The Credit Agreement provides that the Company has the option to select whether borrowings under the Credit Facility will bear interest at either (i) a daily borrowing LIBOR rate tied to a one-month maturity or (ii) a LIBOR rate tied to a maturity corresponding to an interest period selected by the Company plus, in the case of either (i) or (ii), a per annum rate spread of 2.00%, 2.50% or 3.00%, depending on the ratio of (A) earnings before interest, taxes, depreciation and amortization less income taxes pain in cash less 50% of depreciation expense to (B) the sum of interest expense paid in cash in respect of indebtedness for borrowed money plus scheduled principal payments made with respect to indebtedness for borrowed money, all as determined for the 12-month period ending as of the end of the applicable fiscal quarter (the “Debt Service Coverage Ratio”).
The Credit Agreement contains customary restrictions on the ability of the Loan Parties to take certain actions, including the following: (i) make certain payments or distributions based on their equity interests, excluding cash dividends, provided that no default or event of default exists or is created by such cash dividends, and payments to repurchase outstanding equity interests in an amount not to exceed $15.0 million, provided the Debt Service Coverage Ratio is and remains greater than 1.50:1.00; (ii) incur additional indebtedness; (iii) with respect to Loan Parties other than the Company, issue equity interests; (iv) permit the ratio of total liabilities to tangible net worth to exceed 0.50:1.00; (v) during any period before the first time the Debt Service Coverage Ratio is greater than 1.50:1.00 as of the end of a fiscal quarter, permit average unencumbered liquidity to be less than $20.0 million during any period of three consecutive business days through and including June 2011 or $10.0 million during any period of three consecutive business days thereafter; or (vi) during any period after the first time the Debt Service Coverage Ratio is greater than 1.50:1.00 as of the end of a fiscal quarter, permit the Debt Service Coverage Ratio to fall below 1.50:1.00 as of the last day of any fiscal quarter.
The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs, then JPMorgan may declare any outstanding obligations under the Credit Agreement to be immediately due and payable and JPMorgan’s obligations to extend further credit will terminate. Upon the occurrence of an event of default, moreover, outstanding borrowings under the Credit Facility will bear interest at a rate equal to 3.0% above the rate otherwise applicable to the Credit Facility.
The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
1.	Not applicable.

2.	Not applicable.

3.	Not applicable.

4.	Exhibits. The following exhibit is being filed herewith:
(10.1)	Credit Agreement, dated June 30, 2010, by and among Orion Energy Systems, Inc., Orion Asset Management, LLC, Clean Energy Solutions, LLC and JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: July 2, 2010	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chairman and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number

(10.1)	Credit Agreement, dated June 30, 2010, by and among Orion Energy Systems, Inc., Orion Asset Management, LLC, Clean Energy Solutions, LLC and JPMorgan Chase Bank, N.A.

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